Albertsons Companies, Inc. Reports First Quarter Results
Boise, ID - July 16, 2018
Albertsons Companies, Inc. (the "Company") today reported results for the first quarter of fiscal 2018, which ended June 16, 2018.
First Quarter of Fiscal 2018 Highlights and Update on Fiscal 2018 Outlook

•	Identical sales increase of 0.2%

•	Adjusted EBITDA of $815.8 million, an increase of $44.1 million or 5.7%

•	Gross profit margin, excluding fuel, improved 60 basis points

•	Fiscal 2018 outlook reaffirmed including 1.5% to 2.0% identical sales growth and Adjusted EBITDA of $2.7 billion

•	Expanded Own Brands to include over 400 new items

•	Increased Own Brands sales penetration by 56 basis points to 24.0%

•	eCommerce sales, including sales of Plated meal kits, grew 108%

•	Converted 243 stores; on track with the Safeway integration efforts, with all store conversions to be completed by September 2018

"We are pleased with our first quarter results as both identical sales and Adjusted EBITDA increased for the second consecutive quarter," said Bob Miller, Chairman and CEO. "We continue to roll out unique options for our customers as we strive to differentiate through our best in class Own Brands and rapidly expanding eCommerce offerings. We are also reaffirming our fiscal 2018 guidance today and remain on track to deliver annual Adjusted EBITDA of $2.7 billion and complete the store conversions related to the Safeway integration by September, which we expect to allow us to further grow and enhance our operating performance."

"We are also looking forward to our merger with Rite Aid," added Jim Donald, President and COO. "Together we will be a differentiated leader in Food, Health and Wellness. We expect to realize $375 million in annual run-rate cost synergies within three years, and have the opportunity to generate $3.6 billion in annual sales synergies to fuel our future growth."

First Quarter of Fiscal 2018 Results
Sales and other revenue increased $193.4 million, or 1.0%, to $18.7 billion during the 16 weeks ended June 16, 2018 ("first quarter of fiscal 2018") compared to $18.5 billion during the 16 weeks ended June 17, 2017 ("first quarter of fiscal 2017"). The increase in sales was driven by an increase in fuel sales of $154.1 million and the Company's 0.2% increase in identical sales.
Gross profit margin increased to 27.7% during the first quarter of fiscal 2018 compared to 27.4% during the first quarter of fiscal 2017. Excluding the impact of fuel, gross profit margin increased 60 basis points. The increase was primarily attributable to lower advertising costs, improved product mix and lower shrink expense as a percentage of sales compared to the first quarter of fiscal 2017. Shrink expense improved sequentially by 45 basis points from the fourth quarter of fiscal 2017.

Selling and administrative expenses decreased to 26.7% of sales during the first quarter of fiscal 2018 compared to 27.0% of sales for the first quarter of fiscal 2017. Excluding the impact of fuel, selling and administrative expenses as a percentage of sales decreased 10 basis points during the first quarter of fiscal 2018 compared to the first quarter of fiscal 2017. The decrease in selling and administrative expenses was primarily attributable to lower depreciation and amortization expense, gains related to property dispositions and the realization of the Company's cost reduction initiatives, partially offset by higher integration costs primarily due to the conversion of 243 stores in the first quarter of fiscal 2018 compared to 132 stores in the first quarter of fiscal 2017.
Interest expense was $254.6 million during the first quarter of fiscal 2018 compared to $270.5 million during the first quarter of fiscal 2017. The decrease in interest expense was driven by lower average outstanding borrowings and lower amortization of deferred financing costs. The weighted average interest rate during both the first quarter of fiscal 2018 and the first quarter of fiscal 2017 was 6.4%, excluding amortization of deferred financing costs and original issue discount.
Income tax benefit was $3.0 million and income tax expense was $0.4 million for the first quarter of fiscal 2018 and fiscal 2017, respectively.
Net loss was $17.7 million in the first quarter of fiscal 2018 compared to net loss of $204.9 million in the first quarter of fiscal 2017.
Adjusted EBITDA was $815.8 million, or 4.4% of sales, for the first quarter of fiscal 2018 compared to $771.7 million, or 4.2% of sales, for the first quarter of fiscal 2017. The increase in adjusted EBITDA primarily reflects the Company's improved gross profit including the realization of the Company's cost reduction initiatives and exceeded the Company's internal expectations for the quarter.

Liquidity and Capital Expenditures
Net cash provided by operating activities was $911.6 million for the first quarter of fiscal 2018 compared to $654.3 million for the first quarter of fiscal 2017. The increase in cash flow from operations was primarily driven by increases in both operating income and Adjusted EBITDA in the first quarter of fiscal 2018 and changes in working capital, primarily related to accounts payable and inventory.
As of June 16, 2018, the Company had no borrowings outstanding under its $4.0 billion asset-based loan facility, and total availability of approximately $3.1 billion (net of letters of credit usage).

During the first quarter of fiscal 2018, the Company spent approximately $350 million (including approximately $37 million for Safeway integration-related capital expenditures), and completed 24 remodel projects and opened two new stores.

2018 Outlook

The following outlook for fiscal 2018, which is being reaffirmed by the Company, does not give effect to the pending merger with Rite Aid Corporation ("Rite Aid").

•	The Company expects identical sales growth of 1.5% to 2.0% for the full year in fiscal 2018.

•	The Company expects Adjusted EBITDA (which is reconciled to operating income in the table below) of approximately $2.7 billion.

•	The Company expects interest expense to remain relatively flat.

•	The Company expects its effective tax rate to be in the range of 25% to 27%, excluding one-time items.

•	The Company expects to spend approximately $1.2 billion in capital expenditures.

Rite Aid Merger

As previously announced on February 20, 2018, the Company and Rite Aid entered into a definitive agreement under which Albertsons will merge with Rite Aid. The boards of directors of both companies have approved the transaction, and the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has expired. The merger is expected to close early in the second half of calendar year 2018, subject to the approval of Rite Aid's stockholders, regulatory approvals, and other customary closing conditions. The Special Meeting of Rite Aid Stockholders is scheduled for August 9, 2018.

About Albertsons Companies
Albertsons Companies is a leading food and drug retailer in the United States. As of June 16, 2018, the Company operated 2,300 retail food and drug stores with 1,762 pharmacies, 397 associated fuel centers, 23 dedicated distribution centers, five Plated fulfillment centers and 20 manufacturing facilities. The Company's stores predominantly operate under the banners Albertsons, Safeway, Vons, Pavilions, Randalls, Tom Thumb, Carrs, Sav-On, Jewel-Osco, Acme, Shaw's, Star Market, United Supermarkets, Market Street, Amigos, Haggen and United Express. Albertsons Companies is committed to helping people across the country live better lives by making a meaningful difference, neighborhood by neighborhood.

Forward-Looking Statements

This earnings report may include forward-looking statements within the meaning of the federal securities laws. Forward-looking statements contain information about future operating or financial performance. Forward-looking statements are based on the Company's current expectations and assumptions about market conditions and its future operating performance which we believe to be reasonable at this time, as well as statements regarding the benefits of the proposed merger with Rite Aid and related integration plans, expected synergies and revenue opportunities, anticipated future financial and operating performance and results, including estimates for growth, the expected management and governance of the combined company, market position and reduced leverage of the combined company, the expected timing of the transactions contemplated by the merger agreement and any assumptions underlying any of the foregoing. The words “expect,” “believe,” “estimate,” “intend,” “plan” and similar expressions indicate forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to various risks and uncertainties, as well as assumptions (including assumptions about general economic, market, industry and operational factors), known or unknown, which could cause the actual results to vary materially from those indicated or anticipated. Such risks and uncertainties include, but are not limited to, risks related to the expected timing and likelihood of completion of the pending merger between the Company and Rite Aid, including the risk that the transaction may not close due to one or more closing conditions to the transaction not being satisfied or waived, such as regulatory approvals not being obtained, on a timely basis or otherwise, or that a governmental entity prohibited, delayed or refused to grant approval for the consummation of the transaction or required certain conditions, limitations or restrictions in connection with such approvals, or that the required approval of the merger agreement by the stockholders of Rite Aid was not obtained; risks related to the ability of the Company and Rite Aid to successfully integrate the businesses; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement (including circumstances requiring a party to pay the other party a termination fee pursuant to the merger agreement); the risk that there may be a material adverse change impacting Rite Aid or the Company; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Rite Aid’s common stock, and the risk that the proposed transactions and their announcements could have an adverse effect on the ability of Rite Aid and the Company to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally; risks related to successfully integrating the businesses of Rite Aid and the Company, which may result in the combined company not operating as effectively and efficiently as expected; the risk that the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies; and risks associated with the financing of the proposed transaction. In addition, the Company's results may vary significantly from quarter to quarter, and these expectations and assumptions involve risks and uncertainties, including changes in macroeconomic conditions and the Company's industry, failure to achieve anticipated synergies and cost-savings, increased rates of food price inflation or deflation and other factors that could cause actual results or events to be materially different from those anticipated. A further list and description of risks and uncertainties related to the Company and its proposed merger with Rite Aid can be found in Rite Aid’s Annual Report on Form 10-K for the fiscal year ended March 3, 2018 filed with the SEC and in the definitive proxy statement/prospectus that was filed with the SEC by the Company on June 25, 2018, in connection with the proposed merger, and other documents that the parties may file or furnish with the SEC, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements relate only to the date they were made, and the Company, Rite Aid, and their subsidiaries undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made except as required by law or applicable regulation.

Additional Information and Where to Find It

In connection with the proposed strategic combination involving Rite Aid and the Company, Rite Aid and the Company intend to file relevant materials with the SEC. The Company filed with the SEC a registration statement on Form S-4 that included a preliminary proxy statement/prospectus to be distributed to Rite Aid’s stockholders. The registration statement has been declared effective by the SEC and the definitive proxy statement/prospectus was filed with the SEC on June 25, 2018. Rite Aid mailed the definitive proxy statement/prospectus and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. The Company and Rite Aid also plan to file other relevant documents with the SEC regarding the proposed merger. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. RITE AID’S EXISTING PUBLIC FILINGS WITH THE SEC SHOULD ALSO BE READ, INCLUDING THE RISK FACTORS CONTAINED THEREIN.

Investors and security holders may obtain copies of the Form S-4, including the proxy statement/prospectus, as well as other filings containing information about Rite Aid, free of charge, from the SEC’s Web site (www.sec.gov). Investors and security holders may also obtain Rite Aid’s SEC filings in connection with the transaction, free of charge, from Rite Aid’s Web site (www.RiteAid.com) under the link “Investor Relations” and then under the tab “SEC Filings,” or by directing a request to Rite Aid, Byron Purcell, Attention: Senior Director, Treasury Services & Investor Relations. Copies of documents filed with the SEC by the Company will be made available, free of charge, on the Company’s website at www.albertsonscompanies.com.

Participants in Solicitation

Rite Aid, the Company and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of Rite Aid common stock in respect of the proposed transaction. Information regarding Rite Aid’s directors and executive officers is available in its definitive proxy statement for Rite Aid's 2017 annual meeting of stockholders filed with the SEC on June 7, 2017 as modified or supplanted by any Form 3 or Form 4 filed with the SEC since the date of such definitive proxy statement. Information about the directors and executive officers of the Company is set forth in the Company's definitive proxy statement/prospectus filed with the SEC on June 25, 2018. These documents can be obtained free of charge from the sources indicated above.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Non-GAAP Measures and Identical Sales

EBITDA and Adjusted EBITDA (collectively, the "Non-GAAP Measures") are performance measures that provide supplemental information the Company believes is useful to analysts and investors to evaluate its ongoing results of operations, when considered alongside other GAAP measures such as net income, operating income and gross profit. These Non-GAAP Measures exclude the financial impact of items management does not consider in assessing the Company's ongoing operating performance, and thereby facilitate review of its operating performance on a period-to-period basis. Other companies may have different capital structures or different lease terms, and comparability to the Company's results of operations may be impacted by the effects of acquisition accounting on its depreciation and amortization. As a result of the effects of these factors and factors specific to other companies, the Company believes EBITDA and Adjusted EBITDA provide helpful information to analysts and investors to facilitate a comparison of its operating performance to that of other companies. The Company also uses Adjusted EBITDA, as further adjusted for additional items defined in its debt instruments, for board of director and bank compliance reporting. The Company's presentation of Non-GAAP Measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

As used in this earnings release, the term “identical sales” includes stores operating during the same period in both the current fiscal year and the prior fiscal year, comparing sales on a daily basis. Direct to consumer internet sales are included in identical sales and fuel sales are excluded from the Company's identical sales.

Albertsons Companies, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(dollars in millions)
(unaudited)

	16 weeks ended
	June 16, 2018	June 17, 2017
Net sales and other revenue	$18,653.4	$18,460.0
Cost of sales	13,482.7	13,401.5
Gross profit	5,170.7	5,058.5

Selling and administrative expenses	4,977.6	4,976.1
Operating income	193.1	82.4

Interest expense, net	254.6	270.5
Other (income) expense	(40.8)	16.4
Loss before income taxes	(20.7)	(204.5)

Income tax (benefit) expense	(3.0)	0.4
Net loss	$(17.7)	$(204.9)

Margins
Gross profit	27.7%	27.4%
Selling and administrative expenses	26.7%	27.0%

Store data
Number of stores at end of quarter	2,300	2,329

Albertsons Companies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	June 16, 2018	February 24, 2018
ASSETS
Current assets
Cash and cash equivalents	$1,237.0	$670.3
Receivables, net	551.3	615.3
Inventories, net	4,323.2	4,421.1
Other current assets	377.4	441.9
Total current assets	6,488.9	6,148.6

Property and equipment, net	10,556.4	10,770.3
Intangible assets, net	3,036.6	3,142.5
Goodwill	1,183.3	1,183.3
Other assets	555.0	567.6
TOTAL ASSETS	$21,820.2	$21,812.3

LIABILITIES
Current liabilities
Accounts payable	$3,091.4	$2,833.0
Accrued salaries and wages	946.7	984.1
Current maturities of long-term debt and capitalized lease obligations	169.4	168.2
Other current liabilities	922.0	1,044.3
Total current liabilities	5,129.5	5,029.6

Long-term debt and capitalized lease obligations	11,672.3	11,707.6
Deferred income taxes	580.2	579.9
Other long-term liabilities	3,046.9	3,097.0

Commitments and contingencies

STOCKHOLDERS' EQUITY
Common stock	2.8	2.8
Additional paid-in capital	1,772.4	1,773.3
Accumulated other comprehensive income	197.0	191.1
Accumulated deficit	(580.9)	(569.0)
Total stockholders' equity	1,391.3	1,398.2
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$21,820.2	$21,812.3

Albertsons Companies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	16 weeks ended
	June 16, 2018	June 17, 2017
Cash flows from operating activities:
Net loss	$(17.7)	$(204.9)
Adjustments to reconcile net loss to net cash provided by operating activities:
Net gain on property dispositions, asset impairment and lease exit costs	(40.0)	(1.9)
Depreciation and amortization	536.6	578.4
LIFO expense	9.5	15.7
Deferred income tax	(3.6)	(71.5)
Amortization and write-off of deferred financing costs	10.1	15.7
Equity-based compensation expense	13.4	8.8
Other	(13.0)	55.7
Changes in operating assets and liabilities, net of effects of acquisition of businesses:
Receivables, net	64.0	32.7
Inventories, net	88.5	14.2
Accounts payable, accrued salaries and wages and other accrued liabilities	246.9	131.9
Other operating assets and liabilities	16.9	79.5
Net cash provided by operating activities	911.6	654.3

Cash flows from investing activities:
Business acquisitions, net of cash acquired	—	(34.5)
Payments for property, equipment and intangibles, including payments for lease buyouts	(349.5)	(422.6)
Proceeds from sale of assets	37.3	2.6
Other	34.6	(0.9)
Net cash used in investing activities	(277.6)	(455.4)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	3.7	—
Payments on long-term borrowings	(16.4)	(268.0)
Payments of obligations under capital leases	(28.8)	(31.1)
Other	(25.7)	(36.5)
Net cash used in financing activities	(67.2)	(335.6)

Net increase (decrease) in cash and cash equivalents and restricted cash	566.8	(136.7)
Cash and cash equivalents and restricted cash at beginning of period	680.8	1,229.1
Cash and cash equivalents and restricted cash at end of period	$1,247.6	$1,092.4

Albertsons Companies, Inc. and Subsidiaries
Adjusted EBITDA
(in millions)

The following is a reconciliation of Net loss to Adjusted EBITDA:

	16 weeks ended
	June 16, 2018	June 17, 2017
Net loss	$(17.7)	$(204.9)
Depreciation and amortization	536.6	578.4
Interest expense, net	254.6	270.5
Income tax (benefit) expense	(3.0)	0.4
EBITDA	770.5	644.4

Integration costs (1)	70.7	40.2
Acquisition-related costs (2)	13.1	17.7
Equity-based compensation expense	13.4	8.8
Net gain on property dispositions, asset impairment and lease exit costs	(40.0)	(1.9)
LIFO expense	9.5	15.7
Fair value adjustments to contingent value rights	—	29.1
Other (3)	(21.4)	17.7
Adjusted EBITDA	$815.8	$771.7
(1) Related to activities to integrate acquired businesses, primarily the Safeway acquisition.
(2) Includes expenses related to acquisitions and expenses related to management fees paid in connection with acquisition and financing activities.
(3) Primarily includes lease adjustments related to deferred rents, deferred gains on leases, costs incurred on acquired surplus properties and gains and losses related to the sale of investments.

Albertsons Companies, Inc. and Subsidiaries
Forecasted Adjusted EBITDA
(in millions)

The following is a reconciliation of forecasted operating income to forecasted Adjusted EBITDA:

	Fiscal 2018 Outlook
	Low	High
Forecasted operating income	$475	$550
Forecasted adjustments for:
Depreciation and amortization	1,900	1,890
Acquisition and integration costs (1)	155	145
Equity-based compensation expense	45	40
Other adjustments (2)	105	95
Forecasted Adjusted EBITDA	$2,680	$2,720
(1) Primarily includes forecasted costs related to integration of acquired businesses, acquisitions and amortization of management fees paid.
(2) Primarily includes forecasted LIFO expense and lease adjustments related to deferred rents and deferred gains on leases and estimated net costs incurred on acquired surplus properties.